Exhibit (c)(xvii)

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions D I S C U S S I O N M AT E R I A L S Project Tempest J U L Y 2 0 2 4

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclaimer P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions 3 Q4’23 (February 27, 2024) Tempest missed Q4’23 consensus Revenue by 6% and Q4’23 consensus Adjusted EBITDA by 55% Tempest Stock Price Update ($ per share) P R O J E C T T E M P E S T Source: Company filings and FactSet as of 6/28/2024. Tempest Share Price Performance Since June 2023 1.50 2.50 3.50 4.50 5.50 6.50 7.50 $8.50 1 2% % Denotes share price reaction to earnings release (29%) (26%) +14% 3 1 Q2’23 (August 8, 2023) Tempest missed Q2’23 consensus Revenue by 5% and consensus Adjusted EBITDA by 36% , and revised CY’23 Revenue and Adjusted EBITDA guidance downwards by 10% and 41%, respectively 2 Q3’23 (November 7, 2023) Tempest beat Q3’23 consensus Revenue by 1% and consensus Adjusted EBITDA by 20% and narrowed the FY’23 Revenue guidance range, while revising FY’23 Adjusted EBITDA guidance downwards 3% Commentary 4 Q1’24 (May 7, 2024) Tempest beat Q1’24 consensus Revenue by 2% and missed Q1’24 consensus Adjusted EBITDA by 22% , and raised the FY’24 Revenue guidance range, while maintaining the FY’24 Adjusted EBITDA Margin guidance range. Finally, it was announced that CEO Xiao Guo will step down and be replaced by Mike Sutcliff 4 +20% 3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Preliminary Valuation Summary: June Management Plan

($ in billions except per share values unless otherwise stated)

		Input	Implied Share Price ($)	Implied EV	Commentary
Public Comparables	EV / CY2024E Adjusted EBITDA	$65m	$1.16 – $1.93	$0.6 – $0.9	• Based on EV/CY2024E Adjusted EBITDA multiples of global peers – Low: 9.5x (25th percentile of global peers: 9.7x) – High: 13.5x (75th percentile of global peers: 13.4x)
Public Comparables	EV / CY2025E Adjusted EBITDA	$117m	$2.44 – $3.60	$1.1 – $1.5	• Based on EV/CY2025E Adjusted EBITDA multiples of global peers – Low: 9.0x (25th percentile of global peers: 8.9x) – High: 12.5x (75th percentile of global peers: 12.5x)
Precedent Transactions	EV / LTM Adjusted EBITDA	$83m[1]	$1.69 – $3.49	$0.8 – $1.4	• Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions – Low: 9.5x (Sitel Group/Sykes: 9.4x) – High: 17.0x (Capgemini/iGate: 17.0x)
DCF	June Management Plan	5-year Plan	$4.13 – $7.10	$1.6 – $2.7	• Based on June Management Plan – WACC of 11.5% – 16.5%, Terminal Value multiple of 9.5x – 13.5x NTM Adjusted EBITDA
For Reference Only	Initial Management Plan DCF	5-year Plan	$5.68 – $9.60	$2.2 – $3.6	• Based on Initial Management Plan – WACC of 11.5% – 16.5%, Terminal Value multiple of 9.5x – 13.5x NTM Adjusted EBITDA
For Reference Only	EV / CY2024E Adj. EBITDA (Consensus)	$85m	$1.72 – $2.71	$0.8 – $1.1	• Based on EV/CY2024E Adjusted EBITDA multiples of global peers (9.5x to 13.5x as above)
For Reference Only	EV / CY2025E Adj. EBITDA (Consensus)	$134m	$2.90 – $4.23	$1.2 – $1.7	• Based on EV/CY2025E Adjusted EBITDA multiples of global peers (9.0x to 12.5x as above)
For Reference Only	52-Week Trading Range	$2.25 to $7.88	$2.25 – $7.88	$1.0 – $3.0	• 52-Week High close of $7.88 on 7/13/23 • 52-Week Low close of $2.25 on 5/3/24
For Reference Only	Analyst Price Targets	$2.50 to $6.00	$2.50 – $6.00	$1.1 – $2.3	• Wedbush Securities (5/7/24): Price target of $6.00 • Goldman Sachs (6/24/24): Price target of $2.50
For Reference Only	Minority Squeeze-Outs Premia	37% to 78%	$3.89 – $5.06	$1.6 – $2.0	• Based on premia paid in selected precedent minority transactions by Controlling Shareholder – Low: 37% (25th percentile); High: 78% (75th percentile)[2,3]
For Reference Only	Tech and IT Services Premia	24% to 56%	$3.52 – $4.43	$1.4 – $1.8	• Based on premia paid by Financial Sponsor acquirors in all-cash tech and IT services majority transactions – Low: 24% (25th percentile); High: 56% (75th percentile)[2]

$2.84 - Current (6/28/24) $4.00 $4.25 $4.50 < Atlas Offers (3/22/24), (5/23/24), and (7/1/24)

LAZARD

Source: Tempest Management, Company filings, Wall Street research and FactSet as of 6/28/2024.
Note: Implied share prices based on Tempest's balance sheet and FDSO as of 3/31/2024. Assumes acquisition of Watchful assets/talent announced 4/17/2024 is valued in line with $2.525m purchase price (including $1.25m contingent consideration; no valuation premium or discount to purchase price).

1 As of 3/31/2024.
2 Applied to Tempest current/unaffected price (6/28/2024).
3 Represents controlling shareholder final bid premia to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies.

4

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Analysis at Various Prices ($ in billions except per share values or as otherwise stated) Tempest Counter 5/14 Tempest Counter 6/5 Atlas Counter 5/23 Atlas Counter 7/1 Atlas Offer 3 / 22 Current Share Price 6/28 $8.00 $7.25 $7.50 $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 $4.25 $4.00 $2.84 Price Per Share 182% 155% 1c4% 58% 7c% S4% 111% 12S% 14c% 50% 41% 0% % vs. Current as of c/28/24 (:2.84) 185% 15S% 1c8% c1% 78% Sc% 114% 132% 150% 52% 43% 1% % vs. 1 - Month VWAP as of c/28/24 (:2.80) 178% 152% 1c1% 5c% 74% S1% 10S% 12c% 143% 48% 3S% (1%) % vs. 2 - Month VWAP as of c/28/24 (:2.88) 1S0% 1c3% 172% c3% 81% SS% 117% 13c% 154% 54% 45% 3% % vs. 3 - Month VWAP as of c/28/24 (:2.7c) 2% (8%) (5%) (43%) (37%) (30%) (24%) (18%) (11%) (4c%) (4S%) (c4%) % vs. 52 - Week High 1 as of c/28/24 (:7.88) 349.5 348.9 349.1 345.4 346.2 346.9 347.6 348.2 348.7 345.0 344.5 341.2 FDSO $2.8 $2.5 $2.6 $1.6 $1.7 $1.9 $2.1 $2.3 $2.4 $1.5 $1.4 $1.0 Implied Equity Value 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 Plus: Debt (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) Less: Cash $3.0 $2.8 $2.8 $2.7 $2.5 $2.3 $2.1 $2.0 $1.8 $1.7 $1.6 $1.2 Implied Enterprise Value 2.7x 2.5x 2.4x 2.4x 2.2x 2.0x 1.9x 1.7x 1.6x 1.5x 1.4x 1.1x :1,127m CY’23A Implied EV / Revenue June Management Plan 3.0x 2.8x 2.7x 2.7x 2.5x 2.3x 2.1x 1.9x 1.8x 1.7x 1.6x 1.2x :1,001m CY’24E 2.9x 2.7x 2.6x 2.5x 2.4x 2.2x 2.0x 1.9x 1.7x 1.6x 1.5x 1.1x :1,04cm CY’25E 27.1x 25.5x 24.7x 23.9x 22.3x 20.7x 19.1x 17.5x 15.9x 15.1x 14.3x 10.7x :112m CY’23A Implied EV / Adjusted EBITDA 46.6x 43.9x 42.5x 41.1x 38.4x 35.7x 32.9x 30.2x 27.4x 26.1x 24.7x 18.4x :c5m CY’24E 25.8x 24.3x 23.6x 22.8x 21.3x 19.8x 18.2x 16.7x 15.2x 14.5x 13.7x 10.2x :117m CY’25E Metric Source: 1 Tempest Management, Company filings and FactSet as of 6/28/2024. Tempest 52 - Week High of $7.88 occurred on 7/13/2023. 5

C O N F I D E N T I A L P R O J E C T T E M P E S T Appendix I

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Source: Wall Street research and FactSet as of 6/28/2024. Note: Tempest completed its IPO on September 15, 2021. 1 J.P. Morgan has withdrawn its price target in recent research. 2 Wolfe Research has not provided a price target to accompany recent “Peer Perform” rating. 3 William Blair has stated “Market Perform” rating in recent research without naming a specific price target. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 12/2021 02/2022 04/2022 06/2022 08/2022 10/2022 12/2022 02/2023 04/2023 06/2023 08/2023 10/2023 12/2023 02/2024 04/2024 Current Buy Hold Sell Share Price Target Price Price Per Share Percentage of Broker Recommendations Target Price Rating Firm Date $6.00 Buy 05/07/2024 5.00 Hold 06/28/2024 3.50 Hold 05/07/2024 3.40 Hold 05/24/2024 3.00 Hold 06/06/2024 2.50 Sell 06/24/2024 – 1 Buy 05/20/2024 – 2 Hold 05/08/2024 – 3 Hold 05/07/2024 $6.00 High $2.50 Low $3.90 Mean $3.45 Median $2.84 Current Share Price 21.5% % Median Above (Below) Current As of 6/28/24 Broker Target Prices and Recommendations ($ per share) Summary of Broker Target Prices and Recommendations Broker Recommendations Monthly Evolution Since IPO I A P P E N D I X 7

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Comparable Companies Analysis

($ in billions)

	% Ch. 52 Wk.		Equity	Enterprise	Enterprise Value / Revenue			Enterprise Value / Adj. EBITDA[1]				Gross Margin			Adj. EBITDA Margin[1]			Revenue Growth[2]		
Company	Low	High	Value	Value	23A/E	24E	25E	23A/E	24E	NTM	25E	23A/E	24E	25E	23A/E	24E	25E	'22–'23	'23–'24	'24–'25
Digital IT Services																				
EPAM Systems	10%	(40%)	$11.2	$9.2	1.96x	1.99x	1.84x	11.0x	11.8x	11.6x	10.7x	31%	31%	31%	18%	17%	17%	(3%)	(1%)	8%
Globant	17%	(29%)	8.0	8.0	3.83	3.31	2.82	18.6	16.5	15.8	14.0	38%	38%	38%	21%	20%	20%	11%	16%	17%
Endava[3]	18%	(63%)	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM
				25th Percentile	2.43x	2.32x	2.09x	12.9x	13.0x	12.7x	11.6x	32%	33%	33%	18%	18%	18%	1%	3%	10%
				Mean	2.90	2.65	2.33	14.8	14.2	13.7	12.4	34%	34%	34%	19%	18%	19%	4%	7%	13%
				Median	2.90	2.65	2.33	14.8	14.2	13.7	12.4	34%	34%	34%	19%	18%	19%	4%	7%	13%
				75th Percentile	3.36	2.98	2.58	16.7	15.3	14.8	13.2	36%	36%	36%	20%	19%	19%	8%	11%	15%
Diversified IT Services																				
Accenture	8%	(22%)	$194.9	$193.2	3.00x	2.93x	2.78x	13.8x	13.4x	13.3x	12.5x	32%	33%	33%	22%	22%	22%	3%	2%	5%
Capgemini	17%	(18%)	35.4	38.2	1.58	1.57	1.48	10.0	9.7	9.5	8.9	27%	27%	27%	16%	16%	17%	4%	1%	6%
Cognizant Tech	7%	(15%)	34.1	32.6	1.69	1.69	1.62	9.0	8.9	8.7	8.3	35%	34%	35%	19%	19%	19%	(1%)	(0%)	4%
				25th Percentile	1.63x	1.63x	1.55x	9.5x	9.3x	9.1x	8.6x	30%	30%	30%	17%	18%	18%	1%	0%	5%
				Mean	2.09	2.06	1.96	10.9	10.6	10.5	9.9	31%	31%	31%	19%	19%	19%	2%	1%	5%
				Median	1.69	1.69	1.62	10.0	9.7	9.5	8.9	32%	33%	33%	19%	19%	19%	3%	1%	5%
				75th Percentile	2.34	2.31	2.20	11.9	11.5	11.4	10.7	33%	34%	34%	20%	20%	21%	3%	2%	6%
				Global 25th Perc.	1.69x	1.69x	1.62x	10.0x	9.7x	9.5x	8.9x	31%	31%	31%	18%	17%	17%	(1%)	(0%)	5%
				Global Mean	2.41	2.30	2.11	12.5	12.1	11.8	10.9	33%	33%	33%	19%	19%	19%	3%	4%	8%
				Global Median	1.96	1.99	1.84	11.0	11.8	11.6	10.7	32%	33%	33%	19%	19%	19%	3%	1%	6%
				Global 75th Perc.	3.00	2.93	2.78	13.8	13.4	13.3	12.5	35%	34%	35%	21%	20%	20%	4%	2%	8%

Source: Company filings, Wall Street research and FactSet as of 6/28/2024.
Note: Years refer to calendar years.
1 All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.
2 Organic revenue growth figures are shown where available.
3 Several Endava metrics (including Equity Value, Enterprise Value, and CY2024E Revenue and EBITDA on a pro forma basis) cannot be calculated at present due to insufficient disclosures related to the 4/10/24 acquisition of GalaxE (principally cash vs. stock consideration mix and its pro forma contribution to Revenue and EBITDA).

LAZARD

8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Comparable Precedent Transactions ($ in millions unless otherwise stated) P R O J E C T T E M P E S T Source: Company filings and Wall Street research. Note: All EBITDA figures calculated on a pre - SBC basis where available. 1 Through an affiliate of BPEA Private Equity Fund VIII. 2 DXC (State C Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information. EV / LTM Adj. EBITDA Enterprise Value Target Acquiror Announcement Date 16.8x $2,966 Perficient EQT 1 May - 24 9.4 $2,160 Sykes Sitel Group Jun - 21 16.4 $1,993 Virtusa Baring Private Equity Sep - 20 12.5 2 $5,000 DXC ( HHS Business ) Veritas Capital Mar - 20 11.2 €5,078 Altran Capgemini Jun - 19 15.3 $1,989 Luxoft DXC Jan - 19 13.3 $3,586 Syntel Atos Jul - 18 10.6 2 $2,000 Aricent Altran Nov - 17 17.0 $4,603 iGate Capgemini Apr - 15 16.1 $3,402 Sapient Publicis Nov - 14 11.5x 25th Percentile 13.Gx Mean 14.3x Median 16.4x 75th Percentile I A P P E N D I X 9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions ($ in millions except per share values) P R O J E C T T E M P E S T Tempest Discounted Cash Flow Analysis – June Management Plan Source: Note: Tempest Management, Company filings, Wall Street research and FactSet as of 6/28/2024. DCF assumes mid - year convention and valuation date as of 3/31/2024. Adj. EBITDA burdened for restructuring charges. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Due to de minimis pre - tax income in near term periods in the June Management Plan, implied effective tax rates are non - meaningful; the analysis has been updated to utilize projections of unlevered tax provided by Tempest management. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m. Assumes acquisition of Watchful assets/talent announced 4/17/2024 is valued in line with $2.525m purchase price (including $1.25m contingent consideration; no valuation premium or discount to purchase price). DCA and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs, NOL utilization and Watchful acquisition. 1 2 3 Actuals Tempest Management Plan CY2023A Q1 CY'24A Q2 CY'24E Q3 CY'24E Q4 CY'24E CY2025E CY2026E CY2027E CY'28E / TV $287 $232 $175 $117 $23 $26 $5 $5 $93 Adjusted EBITDA 17% 1c% 15% 11% S% 10% 2% 2% 8% % Margin (38) (32) (27) (23) (5) (5) (5) (3) (22) Depreciation C Amortization 1 (60) (51) (42) (42) (13) (11) (11) (11) (65) Stock - Based Compensation $188 $149 $106 $52 $5 $10 ($11) ($9) $6 Adjusted EBIT 1 11% 10% S% 5% 2% 4% (4%) (4%) 1% % Margin (57) (53) (43) (33) (7) (6) (9) Taxes 30% 35% 40% c3% 12S% 5c% (83%) % Effective Tax Rate $131 $96 $64 $19 ($2) $4 ($20) NOPAT 8% 7% 5% 2% (1%) 2% (8%) % Margin 38 32 27 23 5 5 5 Plus: Depreciation C Amortization 3 3 2 2 0 0 1 Plus: Bad Debt Expense 2 (34) (29) (20) (10) 7 10 17 Less: Increase in NWC (41) (35) (29) (25) (5) (5) (5) Less: Capital Expenditures $97 $67 $44 $8 $6 $14 ($2) Unlevered Free Cash Flow I A P P E N D I X Enterprise Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2028E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '24E – '27E WACC 13.5x 12.5x 11.5x 10.5x S.5x $2,297 $2,135 $1,973 $1,811 $1,649 2,371 2,204 2,037 1,869 1,702 2,488 2,312 2,137 1,961 1,786 2,612 2,428 2,243 2,059 1,874 2,700 2,509 2,318 2,128 1,937 13.5x 12.5x 11.5x 10.5x S.5x $5.96 $5.51 $5.05 $4.59 $4.13 6.17 5.70 5.23 4.76 4.28 6.50 6.01 5.51 5.02 4.52 6.85 6.33 5.81 5.29 4.77 7.10 6.56 6.03 5.49 4.95 16.5% 15.5% 14.0% 12.5% 11.5% $96 98 101 104 106 Equity Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2028E (NTM) Adjusted EBITDA Multiple of WACC 13.5x 12.5x 11.5x 10.5x S.5x $2,073 $1,911 $1,749 $1,587 $1,425 2,147 1,980 1,812 1,645 1,478 2,264 2,088 1,913 1,737 1,562 2,388 2,204 2,019 1,835 1,650 2,476 2,285 2,094 1,903 1,713 13.5x 12.5x 11.5x 10.5x S.5x 13.8% 13.6% 13.3% 13.0% 12.7% 12.8% 12.6% 12.3% 12.0% 11.7% 11.3% 11.1% 10.9% 10.6% 10.2% 9.8% 9.6% 9.4% 9.1% 8.7% 8.9% 8.6% 8.4% 8.1% 7.7% 16.5% 15.5% 14.0% 12.5% 11.5% 10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Initial Management Plan ($ in millions except per share values) P R O J E C T T E M P E S T Source: Note: Tempest Management, Company filings, Wall Street research and FactSet as of 6/28/2024. DCF assumes mid - year convention and valuation date as of 3/31/2024. Adj. EBITDA burdened for restructuring charges. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m. Assumes acquisition of Watchful assets/talent announced 4/17/2024 is valued in line with $2.525m purchase price (including $1.25m contingent consideration; no valuation premium or discount to purchase price). DCA and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs, NOL utilization and Watchful acquisition. 1 2 3 Actuals Tempest Management Plan CY2023A Q1 CY'24A Q2 CY'24E Q3 CY'24E Q4 CY'24E CY2025E CY2026E CY2027E CY'28E / TV $380 $307 $235 $155 $31 $32 $18 $5 $93 Adjusted EBITDA 1S% (43) (70) 18% (36) (59) 17% (30) (49) 13% (25) (46) 12% (5) (13) 12% (5) (11) 7% (5) (11) 2% (3) (11) 8% (22) (65) % Margin Depreciation C Amortization 1 Stock - Based Compensation $267 $213 $157 $84 $13 $16 $2 ($9) $6 Adjusted EBIT 1 13% 13% 11% 7% 5% c% 1% (4%) 1% % Margin (76) (67) (56) (50) (27) (18) 1 Taxes 2S% 31% 3c% 5S% 203% 111% (c3%) % Effective Tax Rate $190 $146 $100 $35 ($14) ($2) $3 NOPAT S% S% 7% 3% (5%) (1%) 1% % Margin 43 36 30 25 5 5 5 Plus: Depreciation C Amortization 5 4 3 3 1 1 1 Plus: Bad Debt Expense 2 (41) (35) (30) (17) 5 7 16 Less: Increase in NWC (48) (40) (34) (28) (5) (5) (5) Less: Capital Expenditures $149 $111 $70 $17 ($8) $6 $20 Unlevered Free Cash Flow Enterprise Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2028E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '24E – '27E WACC 13.5x 12.5x 11.5x 10.5x S.5x $3,053 $2,839 $2,625 $2,411 $2,197 3,151 2,930 2,709 2,488 2,267 3,307 3,075 2,842 2,610 2,378 3,472 3,228 2,984 2,740 2,496 3,588 3,336 3,084 2,831 2,579 13.5x 12.5x 11.5x 10.5x S.5x $8.09 $7.49 $6.89 $6.29 $5.68 8.37 7.75 7.13 6.50 5.88 8.81 8.15 7.50 6.85 6.19 9.27 8.59 7.90 7.21 6.53 9.60 8.89 8.18 7.47 6.76 16.5% 15.5% 14.0% 12.5% 11.5% $148 151 156 161 164 Equity Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2028E (NTM) Adjusted EBITDA Multiple of WACC 13.5x 12.5x 11.5x 10.5x S.5x $2,829 $2,615 $2,401 $2,187 $1,973 2,927 2,706 2,485 2,264 2,043 3,083 2,851 2,618 2,386 2,154 3,248 3,004 2,760 2,516 2,272 3,364 3,112 2,860 2,607 2,355 13.5x 12.5x 11.5x 10.5x S.5x 13.4% 13.1% 12.8% 12.5% 12.0% 12.4% 12.1% 11.8% 11.5% 11.1% 10.9% 10.6% 10.4% 10.0% 9.6% 9.4% 9.2% 8.9% 8.5% 8.1% 8.4% 8.2% 7.9% 7.6% 7.1% 16.5% 15.5% 14.0% 12.5% 11.5% I A P P E N D I X 11

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Tempest NOLs Discounted Cash Flow Analysis

($ in millions)

			Actuals		Tempest Management Plan							
			Q1 2024A		Q2 2024E	Q3 2024E	Q4 2024E	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E+
Corporate Entity	Tax Rate	Depletion By	Gross NOL Balance	Tax Effected NOL Balance	Depletion Schedule							
U.S. NOLs												
TWUSA	4.4%	31-Dec-39	$0.4	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
TWUSA	6.0%	31-Dec-29	0.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	9.8%	31-Dec-34	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	7.9%	31-Dec-39	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TRACQ	21.0%	31-Dec-30	5.0	1.0	0.0	0.0	0.0	0.2	0.2	0.2	0.2	0.3
TRHLD	21.0%	31-Dec-30	17.6	3.7	0.1	0.1	0.1	0.5	0.5	0.5	0.5	1.1
Total US			$23.6	$4.8	$0.2	$0.2	$0.2	$0.7	$0.7	$0.7	$0.7	$1.4
Non-U.S. NOLs												
TWAUI	30.0%	31-Dec-27	$2.7	$0.8	$0.1	$0.1	$0.1	$0.2	$0.2	$0.2	-	-
TWBRA	34.0%	31-Dec-38	27.8	9.4	0.2	0.2	0.2	0.6	0.6	0.6	0.6	6.4
TWBRZ	34.0%	31-Dec-38	1.4	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.3
TWCAD	26.5%	31-Dec-28	8.8	2.3	0.1	0.1	0.1	0.5	0.5	0.5	0.5	-
TWFIN	20.0%	31-Dec-31	4.6	0.9	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.4
TWDEU	17.5%	31-Dec-28	11.9	2.1	0.1	0.1	0.1	0.4	0.4	0.4	0.4	-
TWDEU	15.8%	31-Dec-26	1.1	0.2	0.0	0.0	0.0	0.1	0.1	-	-	-
TWHKG	16.5%	31-Dec-34	1.9	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.2
TWITA	27.9%	31-Dec-28	1.1	0.3	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWNET	25.8%	31-Dec-34	5.9	1.5	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.8
TWNZL	28.0%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
TWSWI	19.7%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
UKHLD	25.0%	31-Dec-28	2.7	0.7	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWVNM	20.0%	31-Dec-28	0.9	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
Total Non-US			$70.7	$19.2	$0.6	$0.6	$0.6	$2.4	$2.4	$2.4	$2.1	$8.1
Total			$94.3	$24.0	$0.8	$0.8	$0.8	$3.1	$3.1	$3.1	$2.8	$9.5
Discount factor[1]					1.0	1.0	0.9	0.8	0.7	0.7	0.6	
Discounted Cash Flow Benefit					0.8	0.8	0.7	2.7	2.3	2.0	1.6	3.2
PV of NOLs as of March 31, 2024[1]			$14.1									

WACC	Implied Cost of Equity	Implied PV of NOLs
16.5%	16.5%	$13.1
15.5%	15.5%	13.5
14.0%	14.0%	14.1
12.5%	12.5%	14.7
11.5%	11.5%	15.2

Source: Tempest Management.

1 Discounted at a Cost of Equity of 14.0%, representing the midpoint of the WACC analysis Cost of Equity.

LAZARD

12

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Tempest WACC Analysis

($ in billions)

Company	Capital Structure			Bloomberg Historical Beta		Barra Predicted Beta	
	Market Value	Net Debt/ Cap.	Net Debt/ Equity	Levered Beta[2]	Unlevered Beta	Levered Beta[2]	Unlevered Beta
EPAM Systems	$11.2	(22%)	(18%)	0.93	1.08	1.65	1.92
Globant	8.0	1%	1%	0.78	0.77	1.56	1.54
Endava[3]	NM	NM	NM	NM	NM	NM	NM
Accenture	194.9	(1%)	(1%)	1.04	1.05	1.09	1.10
Capgemini	35.4	7%	8%	0.84	0.79	1.24	1.17
Cognizant Tech	34.1	(5%)	(4%)	0.95	0.99	0.99	1.03
Peer 25th Percentile		(5%)	(4%)	0.84	0.79	1.09	1.10
Peer Median		(1%)	(1%)	0.93	0.99	1.24	1.17
Peer 75th Percentile		1%	1%	0.95	1.05	1.56	1.54
Digital IT Services Median		(10%)	(8%)	0.85	0.93	1.60	1.73
Diversified IT Services Median		(1%)	(1%)	0.95	0.99	1.09	1.10
Tempest	$1.0[1]	19%[1]	23%[1]	1.32	1.13	1.77	1.51

WACC Assumptions		Sensitivity Range Low	Sensitivity Range High	Implied Cost of Equity Low	Implied Cost of Equity High	Implied WACC Low	Implied WACC High
Unlevered Beta	1.51	1.00	1.70	11.5%	16.5%	11.5%	16.5%
Target Net Debt/Capitalization	0.0%	(15.0%)	15.0%	14.1%	16.6%	15.4%	15.0%
Target Net Debt/Equity	0.0%						
Levering Factor	1.0						
Levered Beta[2]	1.51						
Tax Rate	26.75%						
Risk-Free Rate of Return[4]	4.32%						
Equity Risk Premium[5]	7.17%	5.50%[6]	7.17%[6]	12.6%	15.2%	12.6%	15.2%
Cost of Equity[7]	15.2%						
Pre-Tax Cost of Debt	8.0%						
Post-Tax Cost of Debt	5.9%						
WACC[8]	15.2%						

Source: Kroll, company filings, Wall Street research and FactSet as of 6/28/2024.
Note: Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 5/31/2024.
1 Based on Tempest's current price of $2.84 (as of 6/28/2024).
2 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)].
3 Several Endava metrics (including Equity Value and Enterprise Value) cannot be calculated at present due to insufficient disclosures related to the 4/10/24 acquisition of GalaxE (principally cash vs. stock consideration mix).
4 Represents 10-Year Government Bond Yields weighted by Country revenue exposure as of 6/28/2024.
5 Historical long-term equity risk premium (7.17%): large company stock total returns minus long-term government bond income returns. (Source: Kroll December 2023).
6 Low end of range: Kroll recommended equity risk premium (5.50%) as of February 2024; high end of range: historical long-term equity risk premium (7.17%) as of December 2023. (Source: Kroll).
7 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
8 Weighted Average Cost of Capital = (Post-Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap).

LAZARD

13

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - Weighted Risk - Free Rate Analysis P R O J E C T T E M P E S T Source: Tempest Management, Trading Economics and FactSet as of 6/28/2024. 1 Yields are for 10 - year local currency government bonds as of 6/28/2024. All yields retrieved from FactSet unless otherwise noted. 2 Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 6/28/2024. 3 Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. 4 Yield weighted by CY2024E revenue share. Yield (%) 1 CY2024E Revenue Share (%) Country 4.37% 32.7% US 2.47% 13.2% Germany 4.31% 12.0% Australia 7.06% 9.4% India 4.15% 8.2% UK 3.19% 6.7% Singapore 2.21% 5.6% China 3.50% 3.1% Canada 12.44% 2.7% Brazil 3.38% 1.7% Spain 6.20% 2 1.3% Chile 4.07% 1.2% Italy 2.70% 0.8% Thailand 4.37% 3 0.3% Ecuador 2.82% 0.3% Netherlands 3.09% 0.3% Finland 6.86% 0.2% Romania 3.55% 0.2% Hong Kong 4.67% 0.0% New Zealand 0.54% 0.0% Switzerland 4.32% Country - Weighted Risk - Free Rate 4 I A P P E N D I X 14

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Premia in Selected Precedent Minority Transactions[1] by Controlling Shareholder

($ in billions)

					Initial Bid Premium to			Final Bid Premium to		
Date	Target	Acquiror	% of Equity Owned[2]	Implied Equity Value[3]	Closing Share Price Before Initial Bid[4]	1-Month VWAP (at Initial Bid)[5]	Initial to Final Bid Increase	Closing Share Price Before Initial Bid[4]	Unaffected Share Price[6]	1-Month VWAP (Unaffected)[5,6]
Aug-23	SciPlay	Light & Wonder	83%	$2.9	29%	18%	15%	47%	47%	35%
Dec-22	Weber	BDT Capital	72%	2.4	24%	(4%)	29%	60%	24%	18%
Jun-22	Convey	TPG Capital	75%	0.8	66%	48%	17%	93%	143%	105%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.6	55%	50%	30%	101%	96%	100%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.9	42%	37%	13%	61%	59%	59%
Aug-20	Hudson	Dufry AG	57%	0.7	24%	9%	23%	52%	50%	61%
Nov-19	AVX	KYOCERA Corp	72%	3.7	30%	28%	12%	45%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.1	30%	41%	3%	34%	29%	41%
Nov-16	Synutra	Investor Group	64%	0.3	63%	28%	2%	67%	58%	31%
Sep-16	Federal-Mogul	Icahn	82%	1.7	41%	63%	43%	101%	101%	133%
Mar-16	Crown Media	Hallmark	90%	1.8	2%	13%	Nil	2%	2%	13%
25th Percentile			68%	$0.8	26%	15%	7%	46%	37%	33%
Mean			73%	$2.0	37%	30%	17%	60%	60%	58%
Median			72%	$1.8	30%	28%	15%	60%	50%	42%
75th Percentile			79%	$2.6	48%	44%	26%	80%	78%	80%
Tempest			61%	$1.5	66%	34%	6%	76%	50%	52%

For illustration only, Tempest "Final Bid" data represents Atlas 7/1 counterproposal[7]

Source: Atlas Bid Proposals (as of 7/1/2024 and 3/22/2024), Tempest Management and company filings.
1. All cash, minority transactions with U.S. targets and over $100m in equity consideration over the last 8 years with offers from only single acquiror. Excludes transactions in real-estate, energy, financial institutions and oil and gas industries.
2. Based on issued and outstanding common stock, on a non-diluted basis.
3. Implied Equity Value calculated as final bid price multiplied by FDSO.
4. Reflects unaffected date of first bid.
5. Reflects 1 calendar month.
6. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors.
7. Tempest Final Bid premia calculated as of 6/28/2024 (trading day prior to latest Atlas bid).

LAZARD 15

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Historical Premia Paid Analysis – *All-Cash Transactions (Last 5 Years)*

All Acquirors


N = 80
53%
33%
24%
75th Percentile
Median
25th Percentile

Financial Sponsor Acquirors


N = 50
56%
33%
24%
75th Percentile
Median
25th Percentile

Source: FactSet as of 6/28/2024.
Note: Analysis includes all technology and IT services M&A majority transactions since Jun-19 with public targets and deal values greater than $500 million. Premia represent purchase price premia relative to unaffected share prices.

LAZARD 16

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Long Term Forecast – June Management Plan

($ in millions)


Actuals
Plan
CY'20A
CY'21A
CY'22A
CY'23A
CY'24E
CY'25E
CY'26E
CY'27E
CY'28E
Revenue
Organic growth¹ (%)
+4%
+31%
+19%
(15%)
(11%)
+4%
+15%
+20%
+20%
(11%)
+7%
+16%
$803
$1,070
$1,296
$1,127
$1,001
$1,046
$1,204
$1,446
$1,728
$1,009
$1,080
$1,253
Adjusted Gross Profit²
Adj. Gross Profit Margin (%)
42%
44%
42%
36%
34%
37%
39%
40%
39%
35%
35%
$337
$473
$540
$407
$337
$389
$473
$573
$680
$349
$382
Adjusted EBITDA³
Adj. EBITDA Margin (%)
19%
21%
20%
10%
6%
11%
15%
16%
17%
8%
12%
15%
$153
$224
$257
$112
$65
$117
$175
$232
$287
$85
$134
$182

Observations & Assumptions

- 11% organic decline in CY'24E due to ongoing macro weakness and reorg-related disruptions, increasing to ~20% growth by 2027 as assumed market recovery brings demand back to historical levels
- Gross Margins to remain low in CY'24E due to recent declines in ABR and slower-than-hoped cost cutting, rising from CY'26E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth
- EBITDA margins more than double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non-S&M) operating margin improvements

● Tempest Broker Consensus

Source: Tempest Management and FactSet as of 6/28/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD

17

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Long Term Forecast – Initial Management Plan

($ in millions)


Actuals
Plan
CY'20A CY'21A CY'22A CY'23A CY'24E CY'25E CY'26E CY'27E CY'28E
Revenue
Organic growth¹ (%)
+4% +31% +19% (15%) (8%) +11% +21% +20% +20%
(11%) +7% +16%
$803 $1,070 $1,296 $1,127 $1,037 $1,152 $1,396 $1,676 $2,004
$1,009 $1,080 $1,253
Adjusted Gross Profit²
Adj. Gross Profit Margin (%)
42% 44% 42% 36% 36% 39% 41% 42% 41%
35% 35%
$337 $473 $540 $407 $370 $451 $576 $697 $828
$349 $382
Adjusted EBITDA³
Adj. EBITDA Margin (%)
19% 21% 20% 10% 9% 13% 17% 18% 19%
8% 12% 15%
$153 $224 $257 $112 $92 $155 $235 $307 $380
$85 $134 $182

Observations & Assumptions

- Initial Management Plan called for an earlier recovery in the demand environment that drove growth to rebound to 11% in 2025 and exceed 20% by 2026
- Cost structure evolution assumptions are in line with the June Management Plan, but Adjusted Gross Margins are higher due primarily to higher ABRs, offset partially by lower utilization

● Tempest Broker Consensus

Source: Tempest Management and FactSet as of 6/28/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 18